Exhibit 10.30

MEMORANDUM OF AGREEMENT
OF LEASE

between

ROSENPARK EIENDOMME CC
(“LESSOR”)

and

QUINTILES CLINDEPHARM
(PTY) LIMITED
(“LESSEE”)

MEMORANDUM OF AGREEMENT OF LEASE
(hereafter called “the AGREEMENT”)
(Offices)

The AGREEMENT made and entered into by and between

ROSENPARK ElENDOMME CC, CK94/01945/23
herein represented by LAMBERTUS JACOBUS VAN ZYL
he being duly authorised thereto
(hereafter called “the LESSOR”)

and

QUINTILES CLINDEPHARM (PTY) LIMITED
Reg. No. 95/00823/07
herein represented by WILLEM STEFANUS CONRADIE
he being duly authorised thereto
(hereafter called “the LESSEE”)

The LESSOR hereby lets to the LESSEE and the LESSEE hereby hires the PREMISES (as hereafter defined under the heading “PREMISES”) situate in the BUILDING (as hereafter defined under the heading “BUILDING”) on the terms and conditions as recorded in this AGREEMENT and the annexures referred to below.

1.	PREMISES

	Identification	:	ERF NO. 31282 BELLVILLE

	Floor	:	PORTION FIRST FLOOR

See annexure “G” (Premises as demarcated) (hereafter called “the PREMISES”)

	Name of Building	:	“MONTROSE PLACE”

	Address of Building	:	2 BELLA ROSA STREET,

(hereafter called “the BUILDING”) ROSENPARK, BELLVILLE

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2.	PERIOD

2.1	This AGREEMENT shall endure for a period of FIVE (5) YEARS (hereafter called “the LEASE PERIOD” and “the INITIAL PERIOD”)

and shall commence on the 1ST day of APRIL 2000

and shall terminate on the last day of MARCH 2005

2.2	OPTION TO RENEW (Refer to Annexure B)

commencing on 1ST APRIL 2005 and terminating on 31ST MARCH 2010 (hereinafter referred to as “the RENEWAL PERIOD”)

3.	BASIC RENTAL

3.1	The LESSEE shall during the currency of the LEASE PERIOD pay the following basic rental per month (exclusive of VAT) to the LESSOR.

The gross lettable area being approximately 403m2 @ R53-00/m2;

01/04/2000 – 31/03/2001	R21 359-00 (Twenty One Thousand Three Hundred and Fifty Nine Rand) per month;

01/04/2001 – 31/03/2002	R23 708-49 (Twenty Three Thousand Seven Hundred and Eight Rand Forty Nine Cents) per month;

01/04/2002 – 31/03/2003	R26 316-42 (Twenty Six Thousand Three Hundred and Sixteen Rand Forty Two Cents) per month;

01/04/2003 – 31/03/2004	R29 211-23 (Twenty Nine Thousand Two Hundred and Eleven Rand Twenty Three Cents) per month;

01/04/2004 – 31/03/2005	R32 424-47 (Thirty Two Thousand Four Hundred and Twenty Four Rand Forty Seven Cents) per month;

3.2	ADDITIONAL COSTS (per month)

3.2.1	Contribution for electricity consumed on the PREMISES (see Annexure A clause 4) Sub-metered

3.2.2	Contribution to water consumed (see Annexure A clause 9) 22.41%

3.3	STAMP DUTY (See Annexure A clause 31)

3.4	DEPOSIT (See Annexure A clause 42)

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4.	GENERAL

4.1	The Lessor shall at its own expense and prior to the lease commencement date modify the premises to align with the attached plan marked Annexure “G” which includes all alterations to existing partitioning, repainting of plastered walls, air-conditioning utilising console units and the existing ceiling cassette unit, re-locating of existing lightfittings and power points and additional power requirements.

4.2	Parking – 9 undercover parking bays at R300-00 per bay per month (VAT excluded) has been allocated to the Lessee, which monthly rental shall escalate by 11% compound per annum.

4.3	The Lessor will give the Lessee a first right of refusal to any space that becomes available for leasing on the same floor. The rental for such additional space shall be estimated according to the then fair market related rentals.

5.	PURPOSE FOR WHICH PREMISES SHALL BE USED (see also Annexure A clause 10)

Type of business	:	ADMINISTRATIVE OFFICES FOR PHARMACEUTICAL COMPANY

Specific exclusions	:	ANY OTHER ACTIVITIES NOT RELATED TO THE ABOVE

6.	SHAREHOLDERS / MEMBERS / PROPRIETORS / PARTNERS (see also Annexure A clause 29)

AS PER ATTACHED LETTER.

7.	LESSOR’S DOMICILIUM AND PLACE OF PAYMENT

7.1	The LESSOR’s domicilium citandi et executandi for all purposes under, arising from, and applicable to this AGREEMENT is 3rd Floor, 5 High Street, Rosenpark, Bellville, 7530 or such other address as the LESSOR may from time to time appoint in writing.

7.2	Rental and all other monies payable by the LESSEE to the LESSOR in terms of this AGREEMENT, shall be paid to the LESSOR, free of any deductions, at 3rd Floor, 5 High Street, Rosenpark, Bellville, 7530 or such other address as the LESSOR may from time to time appoint in writing.

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8.	ANNEXURE/S AND DEFINITIONS

8.1	The following annexure/s form part of this AGREEMENT:

Annexure/s	:	“A”, “B”, “C”, “D”, “E”, “G”

Any reference in this AGREEMENT or the aforesaid Annexure/s to this AGREEMENT shall also include a reference to the Annexure/s aforementioned.

8.2	The words and expressions defined above shall not be limited to the relevant definition but shall, where applicable, be supplemented as set out in Annexure A clause 1.

THUS DONE AND SIGNED BY / ON BEHALF OF THE LESSEE AT CENTURION ON THIS 18th DAY OF FEBRUARY 2000.

AS WITNESSES:

1. /s/ [illegible]	/s/ Quintiles Clindepharm (Pty) Limited
LESSEE

2. /s/ [illegible]	GENERAL MANAGER
CAPACITY

THUS DONE AND SIGNED BY / ON BEHALF OF THE LESSOR AT BELLVILLE ON THIS 13th DAY OF MARCH 2000.

AS WITNESSES:

1. /s/ [illegible]	/s/ Lambertus Jacobus Van Zyl
LAMBERTUS JACOBUS
VAN ZYL IN HIS
CAPACITY AS DIRECTOR

2. /s/ [illegible]

ANNEXURE A

GENERAL CONDITIONS OF THE AGREEMENT

1.	DEFINITIONS

In this AGREEMENT, unless the context indicates otherwise:

1.1	“the PREMISES” means the PREMISES let in terms of this AGREEMENT and all the LESSOR’s fixtures, fittings, appliances, equipment and electrical and sanitary installations therein and appertaining thereto;

1.2	“the BUILDING” means the BUILDING of which the PREMISES form part;

1.3	“the PROPERTY” means the BUILDING together with the land on which it is situated;

1.4	Words in the singular shall include the plural and vice versa;

1.5	Words referring to the male gender shall include the female gender and vice versa;

1.6	The impersonal pronoun shall include the masculine or female pronouns;

1.7	Words referring to individual persons shall include firms, associations, companies, partnerships and corporate bodies, and vice versa;

1.8	Any reference to the period, currency, unexpired period, termination or date of termination of this AGREEMENT, shall include any renewal or extension thereof;

1.9	Any reference to the LESSOR shall include the LESSOR and its successors in title and their respective agents, employees, architects, project co-ordinators, contractors and workmen;

1.10	Any reference to the LESSEE shall include the LESSEE’s agents, employees, servants, customers, clients, licensees, contractors, invitees, visitors and guests;

1.11	For purposes of paragraph 2.1 the lettable area of the PREMISES will be calculated in terms of the guidelines laid down by SAPOA (the South African Property Owners Association).

2.	GENERAL

2.1	The headings to the clauses in this AGREEMENT are for reference purposes only and shall not affect the interpretation of the provisions to which they relate.

3.	PAYMENTS OF AMOUNTS DUE

3.1	The LESSEE shall pay without demand the basic rental as well as any increases in the basic rental (see clause 5 hereafter) and any other amounts which may become due and payable in terms of this AGREEMENT, monthly in advance on or before the first day of each calendar month during the then ruling office hours of the LESSOR, free of bank exchange and other charges, at the address of the LESSOR stated in the AGREEMENT or such other address of which the LESSOR may from time to time notify the LESSEE in writing.

3.2	Subject to the provisions of clause 4 of the AGREEMENT, the LESSOR shall be liable for the cost of alterations to the PREMISES, deviations from the BUILDING plans and additional installations which may be installed.

4.	COSTS OF ELECTRICITY CONSUMPTION

4.1	The LESSEE shall pay the costs, including any cost increase as the result of an increase in the tariff, levies or other costs of electricity supply, in connection with the consumption of electricity on the PREMISES on the basis as set out in sub-clauses 4.1.1 or 4.1.2, as the case may be;

4.1.1	If the PREMISES is serviced by a separate meter its reading shall be prima facie proof of the electricity consumption on the PREMISES and the LESSEE shall pay the costs thereof to the supplier of electricity at the time and in the manner determined by the supplier.

4.1.2	If the PREMISES is serviced by its own sub-meter its reading shall be prima facie proof of the electricity consumption on the PREMISES and the LESSEE shall pay the costs thereof to the LESSOR. If the PREMISES is serviced jointly with other PREMISES by a sub-meter the said costs shall be calculated pro rata to the area which the sub-meter serves, on the same tariff, levies and costs which would have applied to the LESSEE had the supplier supplied electricity to the PREMISES direct.

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4.1.3	If the PREMISES is not serviced by a sub-meter, then the LESSEE shall monthly pay an amount equal to RX where

Rx = (A-B) x C / D

and	A=	the total electricity account payable by the LESSOR in respect of the PROPERTY;

	B =	the total amount payable by LESSEE’s whose PREMISES are serviced by sub-meters;

	C =	the lettable area of the PREMISES;

	D=	the total lettable area of the BUILDING less the lettable areas of the PREMISES serviced by sub-meters.

4.1.4	If no PREMISES in the BUILDING is serviced by a separate sub-meter the LESSEE shall pay the amount indicated against “Contribution for electricity consumed on the PREMISES” in the AGREEMENT or an amount represented by the percentage indicated there-against of the total monthly electricity account including any cost increases as the result of an increase in the tariff, levies and other costs of electricity supply.

4.2	The LESSOR shall be entitled to charge a service fee in connection with the reading of sub-meters which service fee shall be payable by the LESSEE where the levy of such fee has been approved by the relevant electricity supplier.

4.3	Unless specifically otherwise stated the costs of electricity consumption shall be payable monthly to the LESSOR forthwith on receipt by the LESSEE of an account.

5.	INCREASE IN RENTAL AND CONTRIBUTION TO COSTS

5.1	In the event of the assessment rates and taxes or any other rates payable by the LESSOR in respect of the PROPERTY being increased during the LEASE PERIOD as a result of an increase in the tariff, a re-evaluation of the PROPERTY or any other increase, the monthly rental shall increase from the date on which such increase becomes effective. The LESSOR shall calculate the additional monthly rental which the LESSEE shall pay as a result of the increase by multiplying the annual increase by the percentage indicated against “LESSEE’s contribution to increase (per month)” in the AGREEMENT and dividing it by twelve (12). (The pro rata share currently amounts to approximately 20c/m2)

The LESSEE shall pay a pro rata portion of any costs which the LESSOR may incur in an attempt to obtain a reduction in respect of PROPERTY rates from the local authority. The LESSOR shall calculate the pro rata portion by multiplying the total costs by the percentage indicated against “LESSEE’s contribution to increases (per month)” in the AGREEMENT.

5.2	The LESSOR shall advise the LESSEE in writing of any increase in rental payable by the LESSEE to the LESSOR pursuant to the provisions of sub-clause 5.1 above, whether with retro-active effect or not. In the event of any Stamp Duty being payable to the Receiver of Revenue in respect of such written notice, the LESSEE shall be liable for payment thereof to the LESSOR on demand.

5.3	The provisions of sub-clauses. 5.1 and 5.2 above shall mutatis mutandis apply to any increase in respect of assessment rates and taxes, and other rates referred to in sub-clause 5.1 of which the LESSOR receives notice from the relevant authority at any time after the rental stated in the AGREEMENT has been agreed to but prior to the commencement date of the LEASE PERIOD, subject to whether this AGREEMENT had been signed by or on behalf of the LESSOR and/or LESSEE as at the date of such notice to the LESSOR.

5.4	Security - It is recorded that in the event of the LESSOR deciding to upgrade the security of the complex inter alia by the installation of C.C.T.V. cameras the Lessee’s prior approval will be obtained and if in agreement, the LESSEE will be obliged to contribute pro rata to the cost thereof. Such costs will be limited to a maximum of 3% of the lease amount per month.

6.	DEFAULT IN PAYMENT OF AMOUNTS DUE

6.1	If the LESSEE fails to pay the rental or any other amount for which he is liable in terms of this AGREEMENT on the due date for such payment, the LESSOR may charge interest on the total amount outstanding from time to time at a rate equal to the prime lending rate of the First National Bank South Africa applicable from

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time to time plus three percent (3%). Interest will be calculated on each amount from and including the due date for payment thereof until such amount has been paid in full. If interest is raised by the LESSOR then any payment made by the LESSEE shall firstly be utilised in payment of interest and any balance remaining in reduction in full or in part of the amount in arrears. Any excess payment shall thereafter be credited to the current liability of the LESSEE.

6.2	If the LESSEE fails timeously to pay any amount for which he is liable to a local authority or any other party direct, the LESSOR may on behalf of the LESSEE pay such account and recover that amount together with interest thereon calculated as set out above.

6.3	Failure by the LESSOR to charge interest on any amount in arrears shall in no way prejudice or affect the right of the LESSOR to charge such interest, whether with retro-active effect or not, at any time thereafter.

6.4	Where a reduction in rental has been granted by the LESSOR to the LESSEE, the full amount of such reduction shall become due upon default by the LESSEE. Reduction shall include any rebate or credit arrangements or similar grants.

7.	CANCELLATION OF AGREEMENT OF LEASE

7.1	Should the LESSEE fail and/or refuse to effect payment of rental and/or any other amount payable by the LESSEE in terms of this AGREEMENT on the due date for payment thereof and/or breach or allow any breach of any other provision hereof or commit an act of insolvency, the LESSOR shall be entitled, after having given the LESSEE written notice of the LESSEE’s failure and/or breach aforesaid and demanding payment of the amount in arrears and/or a remedy of breach and the LESSEE fails and/or refuses to pay the amount in arrears and/or remedy the breach within 30 (thirty) days after receipt of such notice, to forthwith cancel this AGREEMENT and to take occupation of the PREMISES without prejudice to any of the LESSOR’s rights in terms of this AGREEMENT, common law or legislation.

7.2	Should the LESSOR cancel this AGREEMENT pursuant to the provisions of sub-clause 7.1 above and the LESSEE contest the LESSOR’s right so to cancel, the LESSEE shall continue to perform strictly in accordance with the provisions of this AGREEMENT pending the outcome of the dispute, whether by way of negotiation or by way of litigation, provided that the LESSEE’s continued occupation of the PREMISES and performance in terms hereof and, in particular, acceptance by the LESSOR of any payments made by the LESSEE, shall in no way prejudice or affect the LESSOR’s claim for cancellation which is in dispute.

7.3	Notwithstanding the foregoing paragraph 7.1, should the LESSEE persist with late payments in respect of the monthly rental and other charges aforesaid on more than two (2) occasions during the currency of this Lease or any extension thereof, then the LESSOR shall have the right without further notice to cancel this AGREEMENT with reservation of all the LESSOR’s other rights in terms of this AGREEMENT and the common law.

7.4	Should the LESSOR cancel this AGREEMENT pursuant to a breach by the LESSEE, irrespective of the nature and extent of such breach, the LESSEE shall, and the LESSEE hereby accepts liability, pay to the LESSOR, over and above any rental and other monies which may be in arrears in terms of this AGREEMENT as at date of cancellation, an amount equal to

7.4.1	rental which the LESSOR would otherwise have received from the LESSEE in terms of this AGREEMENT for the period reckoned from the date of cancellation to the date upon which the PREMISES is re-let or the date upon which the LEASE PERIOD would have expired in the normal course of events, whichever is the earlier;

7.4.2	the difference between the rental and other monies which the LESSOR would have received from the LESSEE in terms hereof and the rental and other monies which the LESSOR will receive from the new lessee calculated from date of commencement of the new lease to the date upon which the LEASE PERIOD would have expired in the normal course of events provided that the rental and other monies receivable in terms of the new lease are less than the rental and other monies which the LESSEE would have had to pay;

7.4.3	a pro rata portion of agent’s commission which the LESSOR may have to pay to any estate agent based on rental receivable as a result of the conclusion of the new lease in respect of the PREMISES, calculated from the commencement date thereof to the date upon which the LEASE PERIOD would have expired in the normal course of events on the one side and the LEASE PERIOD of the new lease on the other side.

7.4.4	the cost of repair of any damages to the PREMISES;

7.4.5	costs incurred by the LESSOR being the LESSOR’s allowances to install the LESSEE, plus costs, to be borne by LESSOR, whether partially or in full, to install the new lessee in the PREMISES;

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7.4.6	any other damages which the LESSOR may suffer as the result of the premature termination of this AGREEMENT.

9.	WATER AND OTHER CHARGES

9.1	The LESSOR shall be liable for the costs in respect of water consumed on the PROPERTY save where water consumed on the PREMISES is measured by a sub-meter. The LESSEE shall monthly pay the cost of his water consumption according to the sub-meter to the LESSOR. Should the water consumption on the PREMISES, in the opinion of the LESSOR, be more than normal, the LESSOR may install a sub-meter on the PREMISES at the expense of the LESSEE to measure the consumption of water on the PREMISES. Should a sub-meter be installed in respect of the PREMISES in terms of this sub-clause, the LESSEE shall monthly pay the cost of the water consumed on the PREMISES to the LESSOR. The cost shall be calculated on the same tariff and levies, which the LESSEE would pay if the supplier supplies the water to him direct.

9.2	Notwithstanding 9.1 above and if applicable the LESSEE shall contribute to the LESSOR’s costs in respect of the monthly consumption of water on the PROPERTY in an amount equivalent to the percentage stated in the AGREEMENT under ADDITIONAL COSTS which amount shall be payable monthly by the LESSEE to the LESSOR.

9.3	The LESSEE shall be liable for any other charges and levies, which may be imposed from time to time by municipal and other authorities in respect of the PREMISES and the business conducted thereon.

10.	PURPOSE FOR WHICH THE PREMISES SHALL BE USED

10.1	The PREMISES shall be used for the purpose described in the AGREEMENT and for no other purpose without the LESSOR’s prior written consent being had and obtained, which consent shall not be unreasonably withheld. The LESSEE shall keep the PREMISES open for business during the normal business hours which apply in the relevant municipal area for the type of business conducted by the LESSEE.

10.2	The LESSEE may not -

10.2.1	use the PREMISES or allow the PREMISES to be used for residential purposes;

and

10.2.2	without the prior consent of the LESSOR being had and obtained, permit any sale by public auction on the PREMISES.

11.	LESSOR’S HYPOTHEC

For the duration of this AGREEMENT all furniture, fittings and fixtures, equipment, stock, etc., brought onto the PREMISES shall be subject to the LESSOR’s hypothec and shall serve as collateral security for the proper fulfillment by the LESSEE of all his obligations in terms of this AGREEMENT. The LESSEE may not without the prior written approval of the LESSOR, which approval shall not be unreasonably withheld, pledge or otherwise encumber or dispose of the aforementioned assets or remove them from the PREMISES except in the ordinary course of business.

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12.	DEFECTS

Should the LESSEE on taking occupation of the PREMISES find any of the keys, locks, doors, windows, wash-basins, taps, sanitary conveniences, drains or down-pipes, electrical or other equipment of the PREMISES in disrepair, the LESSEE shall notify the LESSOR in writing of all defects within Forty Five (45) days of taking occupation and the LESSOR shall take all reasonable steps to repair such defects as soon as possible. Should the LESSEE fail to give such notice to the LESSOR the LESSEE shall be deemed to have acknowledged that on taking occupation of the PREMISES the aforesaid items were received in good order and condition.

13.	MAINTENANCE

13.1	The LESSEE shall keep the interior of the PREMISES in good order and condition and hereby acknowledges, subject to the provisions of clause 12 above, that, on taking occupation, he received the PREMISES in a good and clean condition and free of insects and rodents. The LESSEE undertakes to leave the PREMISES in the same good order and condition, fair wear and tear excepted, on expiration, or prior termination of this AGREEMENT or the eventual vacation thereof. The LESSOR will be responsible for all maintenance to the exterior of the premises.

13.2	If the LESSEE fails to leave the PREMISES in the condition contemplated in sub-clause 13.1 at the expiration or prior termination of this AGREEMENT or the eventual vacation thereof, the LESSOR may have the necessary repairs effected or other work done to restore the PREMISES to the condition contemplated in sub- clause 13.1, only if the Lessee elects not to do so. The LESSEE shall forthwith on demand pay to the LESSOR all costs incurred or which may have to be incurred in terms of this sub-clause. A certificate signed by an authorised representative of the LESSOR stating the amount of the costs aforementioned (or the anticipated costs to be incurred), shall be prima facie proof of the amount due and payable by the LESSEE to the LESSOR. This provision shall not in any way prejudice the LESSOR’s rights pursuant to sub-clause 13.3 below.

13.3	If the LESSOR is prevented from letting the PREMISES due to the fact that repairs are being done to the PREMISES in terms of sub-clause 13.2, the LESSEE shall, not withstanding termination of this AGREEMENT, pay to the LESSOR an amount equal to the monthly rental and other monies (e.g. increase in rates and taxes, sanitation fees, etc.) which the LESSEE would have had to pay to the LESSOR had this AGREEMENT not been cancelled, multiplied with the period expressed in months during which the LESSOR is prevented from letting the PREMISES as a result of the work and repairs being done to the PREMISES.

13.4	The LESSEE shall not without the LESSOR’s prior written consent being had and obtained, which consent shall not be unreasonably withheld, bring any safe or other unusually heavy object onto the PREMISES and the LESSEE shall be responsible for the repair, to the satisfaction of the LESSOR, of any damage to the PREMISES or to the BUILDING, caused by such heavy objects.

13.5	The LESSEE shall at all times during the LEASE PERIOD keep and maintain in proper order and condition all lamps and fittings for electric light and power. Air-conditioning and ventilation fitted in the leased PREMISES will also be maintained by the LESSEE.

13.6	For the duration of the Lease the LESSOR shall not be liable for, whether wholly or in part, the replacement of, or repairs to, the floor covering in the PREMISES. The LESSEE shall be liable for the cost of replacement of, or repairs to the floor covering, power and telephone outlets, defective fluorescent tubes, electric bulbs, starters and choking coils, broken or cracked partitions, plate glass, window frames and door panels, ventilation louvres and any other item supplied by the LESSOR in or on the PREMISES.

13.7	The LESSEE shall not without the LESSOR’s prior consent being obtained, which consent shall not be unreasonably withheld, effect any repairs or permit repairs to be effected to the PREMISES and/or replace any equipment for which he is liable in terms of this clause. The LESSOR shall decide whether the LESSOR or the LESSEE or another party shall effect the repairs or replacement and shall determine the conditions which shall apply to the repair work and/or replacement. The repair work and/or replacement shall be executed to the satisfaction of the LESSOR at the reasonable expense of the LESSEE.

13.8	The LESSEE shall not change the colour scheme of the PREMISES without the prior written consent of the LESSOR being had and obtained.

14.	ALTERATIONS

14.1	The LESSEE may not effect any alterations and/or additions to the PREMISES without the prior written consent of the LESSOR being had and obtained, which consent shall not be unreasonably withheld. In the event of alterations and/or additions the LESSEE shall at the expiration or prior termination of this

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AGREEMENT, repair and/or remove such alterations and/or additions and restore the PREMISES to the condition in which it was prior to such alterations and/or additions, fair wear and tear excepted. Should alterations and/or additions agreed to by the LESSOR not be defined in an annexure to this AGREEMENT which has been signed or initialed by all the parties to this AGREEMENT, such written consent shall serve as prima facie proof of the alterations and/or additions agreed to by the LESSOR.

14.2	In effecting alterations, the LESSEE shall ensure that

14.2.1	the walls, floors and ceilings of the PREMISES are not damaged in anyway;

14.2.2	the electrical wiring installed to light the PREMISES is not used for any other purpose;

14.2.3	the electric outlets or electric wiring is used solely for the purpose to supply power to normal equipment with a maximum loading of one kilowatt per electric outlet. For any deviation from this stipulation the LESSEE shall first obtain the written consent of the LESSOR, which consent shall not be unreasonably withheld, prior to any deviation from the aforegoing.

14.3	Should consent be given pursuant to sub-clause 14.2.3 the alterations or use shall nevertheless be effected strictly in accordance with the reasonable requirements and conditions imposed or which may be imposed by the LESSOR and in accordance with all the rules and regulations made from time to time by the suppliers of electricity, by insurance companies and by the municipality or any other competent authority.

14.4	The LESSEE shall be liable for any damage to electrical installations or the BUILDING caused by the LESSEE’s use, with or without the prior consent of the LESSOR, of the electric outlets or wiring.

14.5	If the LESSEE on expiration or prior termination of the AGREEMENT or when he eventually vacates the PREMISES, fails to remove and/or repair, to the reasonable satisfaction of the LESSOR, the alterations and/or additions to the PREMISES in terms of sub-clause 14.1, the LESSOR may repair and/or remove the alterations and/or additions at the LESSEE’s expense. Any additions thus removed shall become the PROPERTY of the LESSOR without any obligation to compensate the LESSEE therefor. The Lessee shall have the right to remove any corporate image items and the LESSEE’S corporate signage will remain its property.

14.6	The LESSEE shall forthwith on demand pay to the LESSOR the amount for expenditure to be incurred by the LESSOR for the removal and/or repairs referred to in sub-clause 14.5. A certificate signed by the LESSOR and in which the amount of expenses or expected expenses is stated, shall be prima facie proof of the amount due and payable by the LESSEE. This provision shall not prejudice the LESSOR’s right to claim damages for loss of rental from the LESSEE if the PREMISES on vacation cannot be let because the alterations and/or repairs have not yet been effected to the satisfaction of the LESSOR.

14.7	The LESSEE may under no circumstances without the prior written consent of the LESSOR being had and obtained, which consent shall not be unreasonably withheld, install or arrange to be installed any heaters or air- conditioning units.

15.	SIGNS, NAME PLATES, ETC

The LESSEE shall not place any name-plate, advertisement or anything of a like nature on any part of the BUILDING, including display windows, either internal or external, or on the PROPERTY save with the prior written consent of the LESSOR being had and obtained, which consent shall not be unreasonably withheld. The LESSOR shall in such way as the LESSOR may decide is suitable and at the expense of tenants (allocated on a pro rata share to each tenant’s sign), provide name-boards at or near the entrances on the ground floor and on each floor and on which the names of the tenants and their professions are stated.

The LESSEE shall be entitled to have a name-plate or other form of identification fixed to the main entrance to the PREMISES provided that the LESSOR has approved such name-plate or other form of identification. The LESSOR shall affix such name-plate or other form of identification at the expense of the LESSEE. Any name-plate affixed at the expense of the LESSEE, shall become and remain the property and the responsibility of the LESSEE.

The LESSEE shall not be entitled to hang any curtains or place or erect any blinds of whatever nature in the PREMISES and/or any other part of the BUILDING without the prior approval of the LESSOR being had and obtained, which approval shall not be unreasonably withheld.

Should the LESSEE place or affix any of the abovementioned in or on the PREMISES or the BUILDING without the prior written consent of the LESSOR being had and obtained, the LESSOR has the right, without prejudice to any other rights of the LESSOR in terms of this AGREEMENT, to remove same at the expense of the LESSEE.

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16.	INTERRUPTION OF SERVICES

The LESSOR shall take all reasonable steps to ensure the supply of water, electricity and, if applicable, air-conditioning to the PREMISES, but the LESSOR shall not be liable for any delay, inconvenience or damage, whether direct or consequential, suffered by the LESSEE as a result of an interruption in the supply of these services. The LESSEE shall forthwith notify the LESSOR of any defect in the water system, electrical or air-conditioning installations and the LESSOR shall take all reasonable steps within acceptable limits to ensure that the defect is rectified as soon as possible.

The LESSEE may not reduce the rental, withhold or defer payment of rental, or terminate this AGREEMENT by reason of such interruption.

17.	PROVISION OF SERVICES

The LESSOR may at any time during the LEASE PERIOD lay electric wiring, air-conditioning equipment, water pipes, telephone cables or any other equipment or wiring through the PREMISES should it be necessary for the supply of electricity, air-conditioning, water or any other service to any other part of the BUILDING and/or the PROPERTY. However, the LESSOR shall endeavor to ensure that as little inconvenience as possible is caused to the LESSEE. The LESSEE may not reduce the rental, withhold or defer payment of rental, or terminate this AGREEMENT as a result of any such inconvenience or disruption of his business activities.

18.	COMMUNAL CONVENIENCES AND SERVICES

18.1	The LESSEE may together with the other lessees in the BUILDING and/or on the PROPERTY use the toilets, escalators, lifts, loading zones, kitchens, malls and passages, service corridors, staircases and other conveniences allocated by the LESSOR for communal use.

18.2	The LESSEE shall comply with any rules laid down from time to time by the LESSOR for the use of the conveniences and shall take all reasonable steps to prevent a contravention of such rules. Should there be an interruption in any of the communal services or facilities or should any such services and conveniences or equipment become unusable, the LESSEE may not reduce the rental, withhold or defer payment of rental, or terminate this AGREEMENT, provided that the Lessor shall make every reasonable effort to remedy the cause of the interruption as soon as possible.

18.3	Common areas such as, inter alia, the backyard, loading zones and passages, shall not be used by the LESSEE for storage, display or sale of goods, supplying of services, the parking of vehicles or for any other purpose not permitted by the LESSOR and the LESSEE shall take all reasonable steps to ensure that the common areas are not misused in any way.

18.4	No goods, crates, furniture, safes or any other such items may be taken onto the escalators or into the passenger lifts on the PROPERTY without the prior consent of the LESSOR being had and obtained, which consent shall not be unreasonably withheld. No vehicles of whatever nature may be brought through any of the entrances to the PROPERTY except through entrances for vehicles.

18.5	The LESSEE shall use its reasonable endeavors to ensure that the common areas and communal facilities are not used as eating-and/or general resting places and shall ensure that no one misuses the areas and facilities in any other way.

18.6	Communal conveniences and facilities are used at the LESSEE’s own risk and the LESSOR shall not be liable for any injury, damage or loss, however caused, which the LESSEE may suffer as the result of his use aforesaid. The LESSOR should not be entitled to contract out of its own negligence.

19.	PARKING FACILITIES, DRIVEWAYS AND LOADING ZONES

19.1	The basement parking, parking areas and/or parcade of the PROPERTY, if provided, are under direct control of the LESSOR. The LESSEE may park a vehicle only at the place and on the conditions, which the LESSOR may stipulate from time to time. The LESSOR may appoint a person to ensure that the provisions of this clause are adhered to. The LESSOR shall from time to time determine the times when the basement parking, parking areas and/or parcade will be available for parking, the rental or parking tariff, and the arrangements for entry to the basement parking, parking areas and/or parcade. Any stipulations imposed by an authorised representative of the LESSOR shall be as agreed with the LESSOR and the LESSEE shall be bound by the stipulations.

19.2	The LESSEE shall not place, or permit to be placed, any sign, object or any obstruction whatsoever in or on the driveways, loading zones, basement parking, parking area and/or parcade which may in any way impede

8	ANNEXURE A

free access or exit to the driveways, loading zones, basement parking, parking areas and/or parcade. The loading zones shall be used solely for the loading or unloading of goods. Vehicles may not be parked on a loading zone unless goods are being loaded or unloaded.

19.3	The LESSEE shall take all reasonable steps to prevent his employees from obstructing the entrances and/or exits to the basement parking, parking areas, parcade, escalators, lifts, loading zones, driveways, passages and/or arcades in any way whatsoever.

19.4	The LESSOR shall, wherever possible, incorporate similar clauses in other leases concluded by the LESSOR in respect of the PROPERTY but the LESSOR shall under no circumstances be liable to the LESSEE if the provisions of such clauses are not complied with by any other lessee.

19.5	Should the basement parking, parking areas, parcade, driveways, loading zones and/or the parking bay of the LESSEE and/or entrances and/or exits hereto or therefrom (hereinafter called “parking space”) for any reason be completely destroyed or become unsuitable for their intended use temporarily or for the duration of the LEASE PERIOD, no claim for compensation or damages shall be brought against the LESSOR and the LESSEE shall not be entitled to claim a reduction in rent or the termination of this AGREEMENT or to withhold or defer payment of rental. The LESSOR shall, as soon as possible, repair or make suitable the parking space and the LESSEE if he is a lessee of a parking space, shall be entitled to a reduction in the rental payable for his parking space during the period that the parking space is being repaired unless the LESSOR can provide the LESSEE with alternative parking space of the same or similar standard. The LESSOR and the LESSEE shall mutually agree to the reduction or the alternative parking space.

19.6	The LESSEE shall park every vehicle on/in the parking space at his own risk and the LESSOR shall not be liable for any loss or damage whatsoever (whether due to the LESSOR’s negligence or not) to a vehicle, its accessories or contents, while it is parked on the PROPERTY. The LESSOR shall furthermore not be liable for any personal accident or third party claims which may arise from the use by the LESSEE of the basement parking, parking areas and/or parcades in/on the PROPERTY. The Lessor should not be entitled to contract out of its own negligence.

19.7	Notwithstanding any rights which the LESSEE may have in respect of a parking space, the LESSOR may let the basement parking, parking areas and/or parcade to a third party during the LEASE PERIOD in which event the LESSOR shall for the purposes of the LESSEE’s rights be substituted by such third party as LESSOR and the LESSEE shall pay all amounts which he is liable to pay in respect of such rights to the third party.

20.	INSPECTION, BUILDING OPERATIONS AND REPAIRS

20.1	The LESSOR may on notice to the Lessee enter, inspect and have repairs effected to the PREMISES at all reasonable times.

20.2	In the event of the BUILDING not being fully completed on the date on which the LESSEE is to take occupation of the PREMISES or in the event of repairs and/or alterations thereto or to the PREMISES being undertaken at a later stage and the LESSEE being inconvenienced by building operations and resulting noise, the LESSEE shall be entitled to claim a remission of, or a reduction in rental and/or any damages. The LESSEE shall not be entitled to cancel this AGREEMENT as a result of the BUILDING operations.

Any dispute between the parties as to the remission or reduction of rental shall be dealt with in accordance with the provisions of clause 25.3.

20.3	In exercising its rights in terms hereof, the LESSOR shall take steps to ensure that as little inconvenience as is possible is caused to the LESSEE.

21.	KEYS AND LOCKS

No duplicate keys of any lock on the PREMISES, or any other premises on the PROPERTY shall be made nor shall any additional lock be fixed to any door of the PREMISES or the BUILDING without the prior written consent of the LESSOR being had and obtained. On vacating the PREMISES the LESSEE shall deliver all keys and duplicate keys in good order to the LESSOR. The LESSEE shall be liable for any loss of, or damage to, the keys and locks of the PREMISES and shall, at the request of the LESSOR, either replace the keys and locks or have the lock mechanisms and lock combinations changed and provide new keys.

22.	CLEANING SERVICES AND REFUSE REMOVAL

22.1	The LESSOR shall provide a cleaning service in the communal areas of the PROPERTY. The LESSOR shall decide on the nature and quality and the times and frequency of the cleaning service and the LESSEE shall

9	ANNEXURE A

not interfere with the service or hinder the LESSOR’s workmen in the performance of their duties, provided that the LESSOR shall exercise its rights in terms hereof with the least possible inconvenience to the LESSEE.

22.2	Should the PREMISES be office premises, the LESSOR shall in its own discretion decide on the provision, nature, quality, extent and frequency of cleaning services.

Should the parties agree that the LESSEE shall be responsible for the cleaning service, which shall include the regular cleaning of all floor surfaces, plate-glass window frames and sun blinds on the PREMISES, the LESSEE shall not appoint any firm rendering such service to clean the interior of the PREMISES without the prior written consent of the LESSOR being had and obtained to such appointment and the times during which such cleaning service shall be rendered. Should the LESSOR, in its own discretion, decide that the firm appointed by the LESSEE or the staff of such firm or the times of such services interfere with the LESSOR’s security measures in respect of the PROPERTY the LESSEE shall upon receipt of written notice from the LESSOR, forthwith terminate his agreement with such firm.

The LESSOR shall clean the outside windows of the PREMISES and the LESSEE hereby agrees, where necessary, to permit the window cleaners entry to the PREMISES. The LESSEE shall not make his own arrangements with the cleaners as to the times of this cleaning service but shall make arrangements with the LESSOR in this regard. The LESSOR’s decision in this regard shall be final.

22.3	Should the PREMISES be described as a shop in the AGREEMENT, the LESSEE shall at his own expense clean the inside of the PREMISES, as well as the name-boards on the outside of the PREMISES. The LESSEE shall, in accordance with the LESSOR’s directives, regularly clean all plate glass, louvers (whether of glass or otherwise) and window frames on the inside and the outside of the PREMISES.

22.4	The LESSEE shall contribute to the cleaning service provided as per paragraph 22.1 on the PROPERTY on a pro rata floor area basis and shall follow all reasonable directives of the LESSOR with regard to the cleaning thereof.

22.5	The LESSEE shall be responsible for the removal of refuse from the PROPERTY in accordance with arrangements with the relevant municipality. The LESSEE shall keep his refuse on the PREMISES and shall not leave any refuse outside the PREMISES except if agreed otherwise in writing by the LESSOR and the LESSEE. The LESSOR shall decide on the times and frequency of refuse removal from the PREMISES, or from such central point on the PROPERTY as may be designated by the LESSOR for the placing of refuse. Should in the LESSOR’s opinion the LESSEE’s quantity and type of refuse be abnormal, the LESSEE shall make special arrangements with the LESSOR for its removal. The LESSEE shall pay all costs of refuse removal.

23.	NUISANCE

The LESSEE shall not do or permit or cause anything to be done which in the reasonable opinion of the LESSOR constitutes a nuisance or may cause inconvenience to or in any way disturb the peace and quiet of the LESSOR and/or other lessees on the PROPERTY or in the BUILDING or which in general detracts from the neat appearance of the PROPERTY or the PREMISES.

The LESSEE shall also be obliged at his own expense to comply with the requirements of all regulations, laws, provincial ordinances and municipal rules and regulations concerning the conduct of the LESSEE’s business. Without detracting from the generality of the foregoing, the LESSEE may not exhibit, store, or leave goods or articles on the pavements or the stairs or landings or in passages, foyers or arcades of the PROPERTY. The LESSEE shall have no right of entry to the roof, machine rooms of the BUILDING, and/or workrooms of the LESSOR.

24.	BURGLARY OR ATTEMPTED BURGLARY

The LESSEE shall be responsible for the repair of any damage to the interior of the PREMISES as the result of a burglary or an attempted burglary of the PREMISES.

25.	DISASTER DAMAGE

25.1	Unrentable

If, as the result of fire, storms or any other cause whatsoever, the PREMISES are destroyed completely or are rendered unfit for the purpose for which it is let, this AGREEMENT shall terminate forthwith and the LESSEE shall have no claim for compensation or damages against the LESSOR, except for losses suffered as a result of negligence of the Lessor. The AGREEMENT shall however, not terminate if the PREMISES are destroyed or rendered unfit due to a willful act or omission of the LESSEE or any other person under his control.

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25.2	Rentable

Should the PREMISES be partially damaged by fire, storms or any other cause whatsoever to such an extent that the LESSEE is still reasonably able to use it for the purpose described in the AGREEMENT, the LESSOR shall ensure that the PREMISES are repaired as soon as possible and the LESSEE shall be entitled to a reduction in rental whilst the PREMISES are being repaired. The amount of the reduction shall be mutually agreed upon. The LESSEE shall however, not be entitled to any reduction in rental if the PREMISES are partially damaged due to a fault of the LESSEE or any other person under his control.

25.3	In the event of a dispute between the parties:

25.3.1	as to whether the PREMISES are at any time wholly untenantable or not;

25.3.2	the amount of the reduction in rental contemplated by clause 25.2 it is agreed that an Arbitrator shall be appointed to decide the dispute. Such Arbitrator shall appoint an expert, if necessary, to determine any dispute between the parties in regard to the amount of the reduced rental.

If the parties cannot agree on an Arbitrator then the then Chairman of the Western Cape Branch of the South African Institute of Architects shall be asked to appoint an expert to act as Arbitrator. His decision shall be accepted as final and binding on both parties. The costs of such Arbitration shall be shared between the parties.

26.	NON-LIABILITY

The Lessor shall not be liable for any damage or loss which the LESSEE may suffer on the PREMISES or in or on the PROPERTY, except if it is as a result of negligence of the Lessor.

27.	INSURANCE

27.1	The LESSEE shall ensure that

27.1.1	the insurance policy/ies in respect of the PROPERTY and/or the BUILDING and/or any part or the contents thereof is/are not invalidated or prejudiced by inflammable, combustible or other dangerous materials, the presence of which is contrary to regulations of the local and other authorities and the insurers, being brought onto the PROPERTY;

27.1.2	no work is done or any trade conducted in the PREMISES which may in any way prejudice the insurance policy/ies referred to in 27.1.1
27.2	If the insurance premiums are increased as the result of a trade conducted by the LESSEE on the PREMISES or as the result of inflammable or other dangerous goods or materials being brought onto the PREMISES, with or without the LESSOR’s consent, the LESSOR may recover the increase in premiums from the LESSEE.

27.3	The LESSOR shall comprehensively insure the BUILDING (of which the PREMISES form part) for the joint benefit of the LESSOR and LESSEE i.e. the LESSEE’s interest shall be noted on the policy. Without limiting the generality of the aforegoing:

27.3.1	The LESSEE shall be responsible for repair of any damage to the interior of the PREMISES as the result of a burglary or an attempted burglary of the PREMISES.

27.4	The LESSEE shall insure the contents of the PREMISES.

28.	SUBLETTING AND ALIENATION

28.1	The LESSEE shall not cede, transfer, pledge or in any way dispose of any of his rights in terms of this AGREEMENT and may not sublet the PREMISES or any part thereof nor allow anyone else to occupy the PREMISES or any part thereof, whether for a specific or limited period of time, without the prior written consent of the LESSOR, which consent shall not be unreasonably withheld.

28.2	The LESSOR shall release the LESSEE from his future obligations in terms of this AGREEMENT provided the LESSEE applies thereto in writing and introduces another lessee to the LESSOR who is acceptable to the

11	ANNEXURE A

LESSOR and who enters into a new lease with the LESSOR for at least the unexpired period of this AGREEMENT at the rental and on the terms and conditions which the LESSOR may then require.

29.	TRANSFER OF SHARES, MEMBER’S INTEREST AND CHANGE OF PARTNERSHIP

29.2	If the LESSEE is a partnership, its composition shall not be altered for the duration of the LEASE PERIOD save with the LESSOR’s prior written consent being had and obtained. If such an alteration takes place without the prior written consent of the LESSOR, the present partners shall remain jointly and severally liable in terms of this AGREEMENT as if the partnership had not been dissolved.

29.3	If some but not all the partners of the partnership, sign this AGREEMENT it shall be deemed that the partners who have signed have by their signatures warranted to the LESSOR that they are authorised to bind the other partners to all the conditions of this AGREEMENT, including the provisions of this sub-clause.

30.	LIABILITY

If two or more persons are the LESSEE they shall be liable jointly and severally for the due fulfillment of all the LESSEE’s obligations in terms of the AGREEMENT.

31.	COSTS

The LESSEE shall against signature of this AGREEMENT pay all costs in connection with the drafting of the AGREEMENT to the LESSOR.

The stamp duty payable on the AGREEMENT and any addenda shall be payable by the LESSEE to the LESSOR on demand.

32.	“TO LET” NOTICES

The LESSOR shall be entitled in the 3 (three) months prior to expiration or termination of this AGREEMENT to place “To Let” notices in a prominent position on the PREMISES and to show the interior of the PREMISES to potential lessees at any reasonable time. During this period the LESSOR or any new lessee of the PREMISES may exhibit on the windows and/or doors of the PREMISES any notices required for any application relating to the PREMISES or any trade license for the PREMISES. The LESSEE shall also permit the interior of the PREMISES to be shown at any reasonable time to prospective purchasers of the PROPERTY.

33.	FIRE FIGHTING AND EVACUATION EXERCISES

The LESSEE shall take part and co-operate with the LESSOR in all security activities, fire fighting, fire prevention and evacuation exercises which the LESSOR may order from time to time.

34.	ENTRY TO THE PROPERTY

For security purposes the LESSOR shall supply access control to all the entrances to the PROPERTY and shall supply control for those entrances which in the LESSOR’s opinion are necessary to admit or to let out the LESSEE.

35.	RULES

The LESSOR may from time to time prescribe rules to facilitate the administration of the BUILDING. These rules may include, inter alia, the delivery of goods, refuse removal, advertisements, the use of communal conveniences and parking space, delivery of mail, fire prevention exercises and security measures. The LESSEE shall be bound by the rules. The LESSOR shall notify the LESSEE of the rules and any amendments thereto thereafter.

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36.	NON-WAIVER AND WHOLE AGREEMENT

Non-waiver

36.1	Neither party shall be regarded as having waived, or be precluded in any way from exercising any right under or arising from this AGREEMENT by reason of such party having at any time granted any extension of time for, or having shown any indulgence to the other party with reference to, any payment or performance hereunder, or having failed to enforce, or delayed in the enforcement of, any right of action against the other party.

36.2	The failure of either party to comply with non-material provision of this AGREEMENT shall not excuse the other party from performing the latter’s obligations hereunder fully and timeously.

Whole agreement

36.3	This is the entire agreement between the parties.

36.4	Neither party relies in entering into this AGREEMENT upon any warranties, representations, disclosures or expressions of opinion which have not been incorporated into this AGREEMENT as warranties or undertakings.

36.5	No variation or consensual cancellation of this AGREEMENT shall be of any force or effect unless reduced to writing and signed by both parties.

37.	LEGAL COSTS

Should the LESSOR institute legal action against the LESSEE for payment of moneys payable in terms of this AGREEMENT, with or without cancellation of the AGREEMENT, the LESSEE shall also be liable to the LESSOR for all legal costs as between attorney and client, including collection commission, as between attorney and client, and any costs incurred to trace the LESSEE.

38.	DOMICILE AND JURISDICTION OF COURT

38.1	The LESSEE hereby chooses 103 Algoa Road, Uitenhage, 6230 as his domicilium citandi et executandi for all matters arising from this AGREEMENT, including but not limited to the receipt of all notices and legal documents.

38.2	The LESSOR’s chosen domicilium citandi et executandi shall be as stipulated in the AGREEMENT.

38.3	All notices which the LESSOR may give to the LESSEE in terms of this AGREEMENT shall be sent by prepaid registered mail or delivered by hand or placed in the LESSEE’s post-box. In the case of notices sent by prepaid registered mail, it shall be deemed to have been received by the LESSEE on the 4th (fourth) business day after the date of posting, unless the contrary is proven. Notices delivered by hand and for which no dated acknowledgement of receipt is obtained or notices placed in the LESSEE’s post-box shall be deemed to have been received on date of delivery unless the LESSEE can prove the contrary.

38.4	Should the LESSEE fail and/or refuse to take occupation of the PREMISES or vacate the PREMISES, with or without the LESSOR’s consent, the LESSOR may, notwithstanding anything to the contrary contained in this AGREEMENT, send or deliver by hand any notice to be given to the LESSEE in terms of this AGREEMENT to the LESSEE at his last known business or residential address, or in the case of partnerships, at any known address of any of the partners, or in the case of a company, at any known address of any of the directors or shareholders. Any notice sent by registered mail or delivered by hand shall be deemed a proper dispatch or delivery of such notice pursuant to the provisions of clauses 38.1 to 38.4.

Jurisdiction of Court

38.5	Notwithstanding the provisions of the Magistrate’s Courts Act (Act 32 of 1944) (as amended from time to time or substituted) with regard to jurisdiction in connection with cause of action and/or the amount claimed, a competent Magistrate’s Court shall have jurisdiction in respect of any legal action which the LESSOR may institute against the LESSEE arising from this AGREEMENT. Either party shall have the right, notwithstanding the aforegoing, at its own discretion, to institute any legal action which exceeds the jurisdiction of the Magistrate’s Court, against the other in the competent division of the High Court.

Arbitration

38.6	In the event of a notice of intention to defend being delivered in any legal action, or a notice of intention to oppose being delivered in any application instituted by any one of the parties out of the High Court or the

13	ANNEXURE A

Magistrate’s Court in a dispute of any nature whatsoever arising between the parties on any matter provided for in, or arising out of this AGREEMENT, then that dispute shall be referred to arbitration provided that:

38.6.1	Where the party instituting such action would normally be entitled, upon receipt of such a notice of intention to defend to file an application for summary judgement, the dispute shall only be referred to arbitration upon:

38.6.1.1	Refusal of the application for summary judgement by the relevant Court; or

38.6.1.2	Withdrawal of the application for summary judgement; or

38.6.1.3	Where no application for summary judgement was filed, upon the expiry of the time allowed on the relevant Court Rules for the filing of an application of summary judgement.

38.6.2	Where a dispute is referred to arbitration in terms of the provisions of Clause 38.6, the parties further agree that any rent interdict issued by the Magistrate’s Court (in terms of Section 31 of Act 32 of 1994) or the High Court shall remain in effect until all outstanding rent awarded to the LESSOR is paid, or the LESSOR’s claim is dismissed.

38.6.3	The party who instituted the action or application may elect to continue the process in the Court wherein it was instituted. Such action shall be exercised in a written notice delivered to the other party or parties prior to the commencement of the arbitration process.

38.6.4	“Dispute” in paragraph 38.6 shall include, but shall not be limited to the following:

38.6.4.1	Any dispute regarding the interpretation or rectification of the AGREEMENT and Annexures thereto, as well as this clause;

38.6.4.2	Any dispute regarding the termination of the AGREEMENT and Annexures thereto and the consequences of any such termination or purported termination;

38.6.4.3	Any dispute regarding the voidness or voidability of the AGREEMENT and Annexures thereto. It is specifically recorded that this arbitration clause is severable from the AGREEMENT;

38.6.4.4	A counterclaim on any matter provided for in or arising out of the AGREEMENT and Annexures thereto.

38.6.5	Any arbitration arising shall be referred to the Arbitration Forum Limited, and shall be conducted in accordance with the standard terms and conditions, and the summary procedure rules, then applicable in that Forum.

38.6.6	Any variation, amendment or cancellation of this arbitration agreement shall be of no force and effect unless agreed to in writing by all the parties to this AGREEMENT.

39.	ALLOCATION OF MONIES RECEIVED

It is hereby agreed between the LESSOR and the LESSEE that, notwithstanding any allocation by the LESSEE, the LESSOR shall be entitled to allocate any payment made by the LESSEE in terms hereof firstly in settlement or partial reduction of any rental or other amount in arrears on date of receipt of such payment and the surplus, if any, thereafter in settlement or in partial reduction of any rental or other amount due and payable on date of receipt of such payment to the LESSOR for the calendar month during which such payment is made.

40.	REBUILDING

Should the LESSOR decide to demolish the BUILDING (or any part thereof) or the PREMISES, the LESSOR may, notwithstanding anything to the contrary contained in this AGREEMENT, terminate this AGREEMENT by giving the LESSEE 6 (six) months prior written notice to vacate the PREMISES.

41.	SIGNATURE AND RETURN OF AGREEMENT OF LEASE

This document records the AGREEMENT between the LESSOR and the LESSEE but should this AGREEMENT not be returned to the LESSOR, duly signed and completed, within 30 (thirty) days after dispatch to the LESSEE, the LESSOR may, without prejudice to any other rights which the LESSOR may have, adjust and amend the rental and terms and conditions contained herein.

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42.	DEPOSIT

42.1	As security for the due and proper fulfillment by the LESSEE of all his obligations in terms of and arising from this AGREEMENT, the LESSEE shall, against signature hereof by the LESSEE, pay the amount indicated under DEPOSIT in the AGREEMENT to the LESSOR which amount the LESSOR shall hold during the LEASE PERIOD, on behalf of the LESSEE, including any extension/renewal thereof, provided that the LESSOR shall, subject to the provisions of sub-clause 42.2 below, refund the DEPOSIT, with interest, to the LESSEE within 3 (three) months from date of expiration of the LEASE PERIOD (including any renewal/or extension thereof). Interest payable by the LESSOR will be 60% of prime rate at FNB. Capitalised annually.

42.2	The LESSOR shall be entitled notwithstanding anything to the contrary herein contained, to recover any amount which the LESSEE may be indebted to the LESSOR at expiration of the LEASE PERIOD (including any renewal/extension thereof), including but not limited to damage to the PREMISES, loss of rental, electricity costs and other levies in arrears and rental in arrears, in full from the DEPOSIT provided that, should there be a shortfall, the LESSEE shall remain liable for payment of such shortfall to the LESSOR.

42.3	The LESSEE shall not be entitled at any time during the LEASE PERIOD (including any renewal/extension thereof) to set the DEPOSIT off against any amount due and payable by the LESSEE to the LESSOR but should the LESSEE do so then, notwithstanding anything to the contrary contained in this AGREEMENT and in particular Clause 7 hereof, the LESSOR shall be entitled forthwith to terminate this AGREEMENT without prejudice to any and/or all the rights of the LESSOR in terms of or arising from this AGREEMENT and/or the Common Law.

ANNEXURE B

OPTION TO RENEW

The LESSEE shall have the option to renew the Lease for the PREMISES for a further period as referred to in clause 2.2 of the AGREEMENT.

1.	LESSEE’s OPTION

The LESSEE shall be entitled to renew this lease for the RENEWAL PERIOD on the same terms and conditions as contained herein save that the rental shall be the rental determined pursuant to the provisions of clause 2 hereafter; and provided that:

1.1	the LESSOR shall not have lawfully cancelled this lease;

1.2	the LESSEE shall have given the LESSOR written notice at least 8 (eight) months prior to the expiry of the INITIAL PERIOD of its intention to renew this lease.

2.	DETERMINATION OF RENTAL FOR THE RENEWAL PERIOD

2.1	The monthly rental payable by the LESSEE to the LESSOR shall during the RENEWAL PERIOD be in respect of the first year of the RENEWAL PERIOD, the estimated fair market rental for the PREMISES (having due regard to the terms of this lease, as at the commencement of that particular year, with the fair market increase and/or escalations in rental for each of the ensuing years of the RENEWAL PERIOD, determined as at the commencement of the RENEWAL PERIOD.

2.2	In determining the fair market rental and the fair market increase and/or escalations as contemplated in 2.1, regard shall be had to the market value of the PREMISES, the net rate of return prevailing and the prevailing increases and/or escalations thereon and all other relevant factors.

2.3	Within 30 (thirty) days of the commencement of the sixth month preceding the expiry of the INITIAL PERIOD, the parties shall endeavour to agree to the rental payable during the RENEWAL PERIOD together with the fair market increases and/or agreement as aforesaid within the prescribed period, then the rental and the rental increases and/or escalations shall be determined as soon as possible by an independent Valuer or Associated Valuer with not less than 10 years experience who practices in the Northern Suburbs of Cape Town and who has been registered for at least 10 years with the South African Council of Valuers and shall also be a sworn appraiser nominated by the chairman or president for the time being of the South African Council of Valuers failing agreement by the parties on a specific valuer.

2.4	Notwithstanding anything to the contrary herein contained or implied, the Valuer shall not be entitled to determine:-

2.4.1	the monthly rental for the first year of the RENEWAL PERIOD at less than the monthly rental which was payable during the last month of the INITIAL PERIOD increased by 12%.

2.4.2	the annual escalations for the RENEWAL PERIOD at less than the escalation provided for in the INITIAL PERIOD.

2.5	The determination of the Valuer shall be final and binding on the parties and such determination shall not be subject to appeal and/or review.

2.6	The costs of the Valuer shall be borne in such manner as may be determined by the Valuer.

2.7	If at commencement of the RENEWAL PERIOD the rental so payable has not been determined, then pending such determination the LESSEE shall pay on account of such rental, an amount equal to the minimum monthly rental payable under 2.4.1.

2.8	Upon the determination of the actual rental so payable for the first year of the RENEWAL PERIOD, any amount unpaid shall forthwith be paid by the LESSEE to the LESSOR, together with interest thereon calculated at the Prime Rate on each such underpayment, from the date when the relevant underpayment was made to the date of payment.

ANNEXURE C

COMMENCEMENT DATE OF LEASE PERIOD

FINAL EXTENT

Should the final extent of the PREMISES, in the case of a building to be erected, calculated from the final plans of the architects, differ from any extent which may be stated in the AGREEMENT:

1.	the extent stated in the AGREEMENT as well as the percentage of “lessee’s contribution to increase” shall be amended accordingly;

2.	the basic rental will be increased/reduced proportionally;

3.	the additional costs (per month) stated in the AGREEMENT shall, if applicable, be increased/reduced proportionally.

ANNEXURE D

AIR-CONDITIONING

1.	The LESSOR will supply the LESSEE with an acceptable standard of air-conditioning for the shops and offices supplied. Maintenance of the air-conditioning are as stipulated in paragraph 13.5 of Annexure A.

2.	The LESSEE acknowledges that after occupation of the PREMISES, the LESSOR shall be accorded a reasonable period for the testing and setting of the air-conditioning and that the air-conditioning may not be of an optimum standard during this period. The LESSOR shall, however, do everything in his power to ensure that the period aforesaid is limited to a minimum.

3.	The LESSEE shall at all times co-operate with the LESSOR to ensure the most effective use of the air-conditioning. The LESSEE shall give such co-operation by, inter alia, bringing down or closing louvers or curtains, whether provided by the LESSOR or the LESSEE, when the sun’s rays fall directly on the windows of the PREMISES.

4.	The LESSEE may under no circumstances install or have installed air-conditioning units in/on the PREMISES without the prior written consent of the LESSOR being had and obtained.

TENANTS’ ASSOCIATION

The LESSEE hereby undertakes to become a member of the tenant’s Association of this development as and when the Association is formed and formally constituted, which Association will be established for the advancement of all business activities on the Property.

The LESSEE also undertakes:

1.	to give his full co-operation to the ASSOCIATION to further its objectives; and

2.	to participate in advertising as required by the ASSOCIATION.

The LESSEE further undertakes to remain a member of the ASSOCIATION during the LEASE PERIOD or any extension thereof, whether due to the exercise of a right to rent or otherwise. The LESSEE undertakes to pay his membership fee monthly in advance to the ASSOCIATION or its nominee in accordance with the provisions of the articles of the ASSOCIATION.

FLOOR PLAN OF PREMISES

ADDENDUM TO
MEMORANDUM OF AGREEMENT
OF LEASE

between

iLEASE ASSET MANAGEMENT
(PTY) LIMITED
(“LESSOR”)

and

QUINTILES CLINDEPHARM
(PTY) LIMITED
 (“LESSEE”)

ADDENDUM TO MEMORANDUM OF AGREEMENT OF LEASE MADE AND ENTERED INTO BY AND BETWEEN iLEASE ASSET MANAGEMENT (PTY) LIMITED AS THE LESSOR AND QUINTILES CLINDEPHARM (PTY) LIMITED AS THE LESSEE I.R.O. FIRST FLOOR OFFICE PREMISES SITUATED AT "MONTROSE PLACE", 2 BELLA ROSA STREET, ROSENPARK, BELLVILLE

The following shall be deemed to form part of and be incorporated in the annexed Agreement of Lease:-

1. For purpose of identification the Agreement of Lease referred to shall be that signed by the Lessee on the 18TH February 2000 and by the Lessor on the 13th March 2000 together with attached Deed of Cession and Assignment of Lease signed by the Assignee and the Assignor on the 26th July 2000 for the period **1st April 2000** up to and including **31st March 2005**.

2. By signature to this document by both parties, it is mutually agreed that the Lessee shall occupy and use an additional space measuring approximately 403m² (as bordered in red on the attached floor plan) for a period of four (4) years and one (1) months commencing **1st March 2001** and terminating on the **31st March 2005**.

3. The parties hereby agree that the rental for the additional space (403m² @ R58-00/m²) for the lease period shall be as follows:-

01/03/2001 – 31/03/2002	**R23 374-00 (Twenty Three Thousand Three Hundred and Seventy Four Rand) per month for the thirteen month period;**
01/04/2002 – 31/03/2003	**R25 945-14 (Twenty Five Thousand Nine Hundred and Forty Five Rand Fourteen Cents) per month;**
01/04/2003 – 31/03/2004	**R28 799-11 (Twenty Eight Thousand Seven Hundred and Ninety Nine Rand Eleven Cents) per month;**
01/04/2004 – 31/03/2005	**R31 967-01 (Thirty One Thousand Nine Hundred and Sixty Seven Rand One Cent) per month;**

5./ SPECIAL ....

5.	SPECIAL CONDITIONS

5.1	Additional parking facilities – 4 Under cover parking bays at R300.00 per bay per month(VAT excluded) as well as 3 open reserved parking bays at R150.00 per bay per month (VAT excluded);

5.2	The Lessor shall for his own account contribute the following amounts, for the specific items, towards the Lessee’s installation costs.

•	Pay the actual cost of carpeting only, to the floors of the leased premises, up to a maximum amount of R55-00/m2 (VAT inclusive) based on the leased area.

•	Pay the actual cost of partitioning, utilizing Donn LC partitioning only, up to a maximum amount of R150.00m2 (VAT inclusive) based on the leased area.

•	Pay the actual cost of venetian blinds for all outside windows.

5.3	The Lessor shall for his own account and prior to the lease commencement date modify the premises to align with the attached plan marked Annexure “G” which includes air-conditioning utilizing console units, re-locating of existing light fittings and power points and additional power requirements.

6.	The Lessee shall have the right to renew the annexed Agreement of Lease in conjunction with this Addendum for a further period of five (5) years, on the same terms and conditions, save as to rental, provided that written notice of intention to exercise this right of renewal is given to the Lessor at least six (6) months prior to the expiry of the lease period. The rental for the renewal period shall be as mutually agreed between the Lessor and the Lessee.

This Addendum does not waive, extend or change any of the conditions or limitations in the said Agreement of Lease, except as stated herein.

THUS/....................

THUS DONE and SIGNED at BELLVILLE on the 21ST day of DECEMBER 2000.

AS WITNESSES

1.	/s/ [illegible]
/s/ LAMBERTUS JACOBUS VAN ZYL
2.		LESSOR

iLEASE ASSET MANAGEMENT
(PTY) LIMITED

THUS DONE and SIGNED at CENTURION on the 19TH day of DECEMBER 2000.

AS WITNESSES

1.	/s/ [illegible]
/s/ DR. W.S. CONRADIE

2.	/s/ [illegible]	LESSEE
QUINTILES CLINDEPHARM
(PTY) LIMITED